EXHIBIT 32.1

CERTIFICATION OF DISCLOSURE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BlackStar Enterprise Group, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Joseph E. Kurczodyna, Acting Chief Executive Officer and Acting Principal Executive Officer of the Company, certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 15, 2024

/s/ Joseph E. Kurczodyna
Joseph E. Kurczodyna
(Acting Chief Executive Officer and Acting Principal Executive Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of Sarbanes-Oxley has been provided to the Company and will be retained and furnished to the SEC or its staff upon request.